                                                                    EXHIBIT 99.1



STATE OF NEW YORK

COUNTY OF KING


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that I, Mark E. Jennings, a Director of SCIENTIFIC GAMES HOLDINGS CORP. (the "Company"), a Delaware corporation, do constitute and appoint William G. Malloy and C. Gray Bethea, Jr., jointly and severally, my true and lawful attorneys-in-fact, with full power of substitution for me in any and all capacities, to sign, pursuant to the requirements of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to shares of the Company's Common Stock, $.001 par value, to be issued pursuant to the Company's 1998 Stock Purchase Plan, and to file such Registration Statement, or cause such Registration Statement to be filed with the Securities and Exchange Commission together with all exhibits thereto and other documents necessary or incidental in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments (including post-effective amendments) and supplements to said Registration Statement, incorporating such changes as any of the said attorneys-in-fact deems appropriate, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 9th day December, 1997.


                                             /s/ Mark E. Jennings
                                             ---------------------------------
                                             MARK E. JENNINGS

                                 ACKNOWLEDGMENT

         BEFORE me this 9th day of December, 1997, came Mark E. Jennings, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

                                             /s/ Margo M. Farley
                                             -----------------------------------
                                             NOTARY PUBLIC

                                             State of New York
                                                      -------------------------

                                             My Commission Expires:


                                             May 4, 1998
                                             -----------------------------------

                                             NOTARY SEAL

STATE OF NEW YORK

COUNTY OF KING

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that I, Paul F. Balser, a Director of SCIENTIFIC GAMES HOLDINGS CORP. (the "Company"), a Delaware corporation, do constitute and appoint William G. Malloy and C. Gray Bethea, Jr., jointly and severally, my true and lawful attorneys-in-fact, with full power of substitution for me in any and all capacities, to sign, pursuant to the requirements of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to shares of the Company's Common Stock, $.001 par value, to be issued pursuant to the Company's 1998 Stock Purchase Plan, and to file such Registration Statement, or cause such Registration Statement to be filed with the Securities and Exchange Commission together with all exhibits thereto and other documents necessary or incidental in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments (including post-effective amendments) and supplements to said Registration Statement, incorporating such changes as any of the said attorneys-in-fact deems appropriate, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 9th day of December, 1997.



                                 /s/ Paul F. Balser
                                 -----------------------------------------------
                                 PAUL F. BALSER


                                 ACKNOWLEDGMENT

         BEFORE me this 9th day of December, 1997, came Paul F. Balser, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

                                  /s/ Margo M. Farley
                                  ----------------------------------------------
                                  NOTARY PUBLIC

                                  State of New York
                                           -------------------------------------

                                  My Commission Expires:

                                  May 4, 1998
                                  ----------------------------------------------

                                  NOTARY SEAL

STATE OF GEORGIA

COUNTY OF FORSYTH



                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that I, Frank S. Jones, a Director of SCIENTIFIC GAMES HOLDINGS CORP. (the "Company"), a Delaware corporation, do constitute and appoint William G. Malloy and C. Gray Bethea, Jr., jointly and severally, my true and lawful attorneys-in-fact, with full power of substitution for me in any and all capacities, to sign, pursuant to the requirements of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to shares of the Company's Common Stock, $.001 par value, to be issued pursuant to the Company's 1998 Stock Purchase Plan, and to file such Registration Statement, or cause such Registration Statement to be filed with the Securities and Exchange Commission together with all exhibits thereto and other documents necessary or incidental in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments (including post-effective amendments) and supplements to said Registration Statement, incorporating such changes as any of the said attorneys-in-fact deems appropriate, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 10th day of December, 1997.



                                 /s/ Frank S. Jones
                                 -----------------------------------------------
                                 FRANK S. JONES


                                 ACKNOWLEDGMENT

         BEFORE me this 10th day of December, 1997, came Frank S. Jones, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

                                  /s/ Linda Johnson Weaver
                                  ----------------------------------------------
                                  NOTARY PUBLIC

                                  State of Georgia
                                           -------------------------------------

                                  My Commission Expires:

                                  October 8, 1999
                                  ----------------------------------------------

                                  NOTARY SEAL

STATE OF ARKANSAS

COUNTY OF PULASKI


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that I, Dennis L. Whipple, a Director of SCIENTIFIC GAMES HOLDINGS CORP. (the "Company"), a Delaware corporation, do constitute and appoint William G. Malloy and C. Gray Bethea, Jr., jointly and severally, my true and lawful attorneys-in-fact, with full power of substitution for me in any and all capacities, to sign, pursuant to the requirements of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to shares of the Company's Common Stock, $.001 par value, to be issued pursuant to the Company's 1998 Stock Purchase Plan, and to file such Registration Statement, or cause such Registration Statement to be filed with the Securities and Exchange Commission together with all exhibits thereto and other documents necessary or incidental in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments (including post-effective amendments) and supplements to said Registration Statement, incorporating such changes as any of the said attorneys-in-fact deems appropriate, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 11th day of December, 1997.

                                  /s/ Dennis L. Whipple
                                  ----------------------------------------------
                                  DENNIS L. WHIPPLE


                                 ACKNOWLEDGMENT

         BEFORE me this 11th day of December, 1997, came Dennis L. Whipple, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.


                                  /s/ Pamela K. Armbrust
                                  ----------------------------------------------
                                  NOTARY PUBLIC

                                  State of Arkansas
                                           -------------------------------------

                                  My Commission Expires:

                                  July 17, 2001
                                  ----------------------------------------------

                                  NOTARY SEAL

                         SCIENTIFIC GAMES HOLDINGS CORP.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.        PURPOSE OF PLAN

The Scientific Games Holdings Corp. 1998 Employee Stock Purchase Plan (the "Plan") is intended to provide a method by which eligible employees of Scientific Games Holdings Corp. ("Scientific Games") and of such of Scientific Games's subsidiaries as Scientific Games's Board of Directors (the "Board of Directors") may from time to time designate (such subsidiaries, together with Scientific Games, being hereinafter referred to as the "Company") may use voluntary, systematic payroll deductions to purchase shares of the Common Stock of Scientific Games (the "Stock") and thereby acquire an interest in the future of the Company. For purposes of the Plan, a "subsidiary" is any corporation in which Scientific Games owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to comply in all respects with the requirements of the Code applicable to employee stock purchase plans.

SECTION 2.        OPTIONS TO PURCHASE STOCK

Under the Plan, there is available an aggregate of not more than 200,000 shares of Stock (subject to adjustment as provided in Section 15) for sale pursuant to the exercise of options ("Options") granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees"). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board of Directors may determine.

SECTION 3.        ELIGIBLE EMPLOYEES

Except as otherwise provided below, each individual who is an Employee of the Company, who has a customary working schedule of at least 20 hours per week, and who has been an Employee for at least one year will be eligible to participate in the Plan.

(a) Any Employee who immediately after the grant of an Option to him would (in accordance with the provisions of Sections 423 and 424(d) of the Code) own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined in
         Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

(b) The Plan will be operated in compliance with the limitations on purchases of Stock contained in Section 423(b)(8) of the Code.

SECTION 4.        METHOD OF PARTICIPATION

Each of the periods during which this Plan remains in effect is hereinafter referred to as an "Option Period." Each Option Period shall be of six-months duration; provided, however, that the first Option Period for which Options may be granted hereunder shall expire on June 30, 1998 irrespective of the date on which such initial Option Period begins. Each person who will be an Eligible Employee on the first day of an Option Period may elect to participate in the Plan by executing and delivering, within a reasonable time frame specified by the Committee (as defined below), a payroll deduction authorization in accordance with Section 5. Such Employee will thereby become a participant ("Participant") for such Option Period. Any such payroll deduction authorization will remain in effect until revoked or amended in writing by the Participant.

SECTION 5.        PAYROLL DEDUCTION

The payroll deduction authorization will request withholding at a rate (in whole percentages) of not less than 1% nor more than 15%, but in no event more than $25,000 in any calendar year, from the Participant's Compensation (as defined below) by means of substantially equal payroll deductions over the Option Period. For purposes of the Plan, "Compensation" means the Participant's base wages, salary, bonuses, and commissions, plus any amount that would be included in the Participant's taxable income but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code or contributed under a salary reduction agreement pursuant to Section 125 of the Code or deferred pursuant to a non-qualified deferred compensation plan in each case, to the full extent permitted by law and applicable regulations, if any. A Participant may reduce the withholding rate of his or her payroll deduction authorization by one or more whole percentage points (but not to below 1%) at any time during an Option Period by delivering written notice to the Company, such reduction to take effect prospectively as soon as practicable following receipt of such notice by the Company. In addition, and notwithstanding anything contained herein to the contrary, as of the March 31 or September 30 which marks the first day of the second three months of any Option Period, a Participant may elect to increase or reduce the withholding rate of his or her payroll deduction for such current Option Period by delivering written notice to the Company of such election within a reasonable time period before such March 31 or September 30 date, as applicable, as specified by the Committee. Such increases or decreases will take place as of the applicable date or dates or as soon thereafter as practicable. A Participant may increase or reduce the withholding rate of his or her payroll deduction authorization for a future Option Period by written notice delivered to the Company, within a reasonable time period specified by the Committee, prior to the first day of the Option Period as to which the change is to be effective. All amounts withheld in accordance with a Participant's payroll deduction authorization will be credited to a withholding account for such Participant.

 SECTION 6.       GRANT OF OPTIONS

Each person who is a Participant on the first day of an Option Period will as of such day be granted an Option for such Option Period. Such Option will be for the number of whole and fractional shares (not in excess of the share maximum as hereinafter defined) of Stock to be determined by dividing (i) the balance in the Participant's withholding account on the last day of the Option Period, by (ii) the purchase price per share of the Stock determined under Section 7. The number of shares of Stock receivable by each Participant upon exercise of his or her Option for an Option Period will be reduced, on a substantially proportionate basis, in the event that the number of shares then available under the Plan is otherwise insufficient.

SECTION 7.        PURCHASE PRICE

The purchase price of Stock issued pursuant to the exercise of an Option will be 90% of the fair market value of the Stock at (a) the time of grant of the Option or (b) the time at which the Option is deemed exercised, whichever is less. Unless the Board of Directors determines otherwise in good faith, fair market value on any given day will mean the Closing Price (as defined below) of the Stock on such day (or, if there was no Closing Price on such day, the latest day prior thereto on which there was a Closing Price). The "Closing Price" of the Stock on any business day will be the last sale price as reported on the principal market on which the Stock is traded. A good faith determination by the Board of Directors as to fair market value shall be final and binding.

SECTION 8.        EXERCISE OF OPTIONS

Each Employee who is a Participant in the Plan on the last day of an Option Period will be deemed to have exercised the Option granted to him or her for that Option Period on the last day of the Option Period. Upon each such exercise, the balance of the Participant's withholding account will be applied to the purchase of the number of whole and fractional shares of Stock determined under Section 6 and as soon as practicable thereafter said shares will be maintained in separate brokerage accounts for Participants with Smith Barney, or any successor brokerage firm. In the event that the balance of the Participant's withholding account following an Option Period is in excess of the total purchase price of the shares so issued, the balance of the account shall be returned to the Participant. The entire balance of the Participant's Withholding account following the final Option Period shall be returned to the Participant.

Each brokerage account may be in the name of the Participant or, if he or she so indicates on the appropriate form, in his or her name jointly with another person, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such a joint tenancy may have a brokerage account in his or her name as tenant in common with another person, without right of survivorship.

Notwithstanding anything herein to the contrary, Scientific Games's obligation to issue and deliver shares of Stock under the Plan is subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.

SECTION 9.        USE OF FUNDS

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions; provided, however, that the Company may elect, at its sole discretion, to segregate such payroll deductions for the benefit of Participants.

No interest will be payable on withholding accounts; provided, however, that the Company may elect, at its sole discretion, to pay interest on such withholding accounts at a market rate of interest, as determined in good faith by the Board of Directors in its sole discretion.

SECTION 10.       CANCELLATION AND WITHDRAWAL

A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel such Option as to all (but not less than all) the Shares of Stock subject or to be subject to such Option by written notice delivered to the Company. Upon such cancellation, the balance in his or her withholding account will be returned to him.

A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last business day of an Option Period will be deemed to have canceled his or her Option.

Any Participant who cancels an Option or terminates his or her payroll deduction authorization may as of the beginning of a subsequent Option Period again become a Participant in accordance with Section 4; provided, however, that, unless the Compensation Committee of the Board of Directors or a committee duly authorized by the Board of Directors to administer the Plan (the "Committee") determines otherwise, any such Participant who is at the time subject to the provisions of
Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), may not again become a Participant until at least six months have elapsed after the date on which he or she ceased to be a participant.

 SECTION 11.      TERMINATION OF EMPLOYMENT

Subject to Section 12, upon the termination of a Participant's service with the Company for any reason, he or she will cease to be a Participant, and any Option held by such Participant under the Plan will be deemed canceled, the balance of his or her withholding account will be returned to him or her, and he or she will have no further rights under the Plan.

SECTION 12.       DEATH OF PARTICIPANT

In the event of the death of a Participant, any Option outstanding to him or her at such time shall be deemed to be immediately canceled and any cash and/or Stock credited to the Participant under the Plan will be delivered to his or her estate as soon as practicable after the end of the current Option Period.

SECTION 13.       PARTICIPANT'S RIGHTS NOT TRANSFERABLE

All Participants will have the same rights and privileges under the Plan. Each Participant's rights and privileges under any Option may be exercisable during his or her lifetime only by him or her, and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates the terms of this Section, any Option held by him or her may be terminated by the Company and upon return to the participant of the balance of his or her withholding account, all his or her rights under the Plan will terminate.

SECTION 14.       EMPLOYMENT RIGHTS

Nothing contained in the provisions of the Plan will be construed to give to any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time. The loss of existing or potential profit in Options will not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation to the Participant.

SECTION 15.       CHANGE IN CAPITALIZATION

In the event of any change in the outstanding Stock of Scientific Games by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, after the effective date of this Plan, the aggregate number of shares available under the Plan, the number of shares under Options granted but not exercised, and the Option price will be appropriately adjusted in the manner determined by the Committee, in its sole discretion.

SECTION 16.       ADMINISTRATION OF PLAN

The Committee shall have the right to determine all questions regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable with respect to the Plan. The Committee's decisions will be final and binding.

SECTION 17.       AMENDMENT AND TERMINATION OF PLAN

         (a) Scientific Games reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by proper action of the Board of Directors; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 15) or to the Employees (or class of Employees) eligible to receive Options under the Plan will have no force or effect unless it is approved by the shareholders of Scientific Games within twelve months before or after its adoption.

         (b) The Plan shall terminate: (i) automatically when all the Stock reserved for the purposes of the Plan has been purchased or (ii) as of the conclusion of any Option Period, as the Board, acting in its sole discretion prior to the last day of such Option Period, shall specify.

SECTION 18.       COSTS AND EXPENSES

No brokerage commissions or fees shall be charged by the Company in connection with the purchase of shares of Common Stock by Participants under the Plan. All costs and expenses incurred in administering the Plan shall be borne by the Company.

SECTION 19.       APPROVAL OF SHAREHOLDERS

The Plan is subject to the approval of the shareholders of Scientific Games, which approval must be secured within twelve months before or after the date the Plan is adopted by the Board of Directors, and any Option granted hereunder prior to such approval is conditioned on such approval being obtained prior to the exercise thereof.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf the ___ day of __________, 1997.

                                     SCIENTIFIC GAMES HOLDINGS CORP.


                                     By:
                                        ----------------------------------------